Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FG Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share
	Equity	Preferred Stock, par value $0.01 per share
	Debt	Senior Debt Securities
	Debt	Subordinated Debt Securities
	Equity	Depositary Shares
	Other	Warrants

	Other	Units (1)
	Unallocated (Universal) Shelf	—	457	(o)	(2)	(2)	$50,000,000	(3)(4)	0.00011020	$5,510
Fees Previously Paid	—	—	—		—		—			—
Carry Forward Securities

Carry Forward Securities	—	—	—		—		—				—	—	—	—
	Total Offering Amounts						$50,000,000			$5,510
	Total Fees Previously Paid									—
	Total Fee Offsets									$5,507.80
	Net Fees Due									$2.20

(1)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(2)	Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(3)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	FG Group Holdings Inc.	S-3	333-238757	05/28/2020		$5,507.80	Unallocated (Universal) Shelf	(5)	(5)	$42,433,000
Fee Offset Sources	FG Group Holdings Inc.	S-3	333-238757	05/28/2020							$6,490

(5)	On May 28, 2020, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-238757) (the “Prior Registration Statement”), which registered an aggregate amount of $50,000,000 of common stock, preferred stock, senior debt securities, subordinated debt securities, depositary shares, warrants and units to be offered by the registrant from time to time. Approximately $7,567,000 of securities were sold pursuant to the Prior Registration Statement, and the Prior Registration Statement has expired and all offerings thereunder have been completed or terminated. As a result, the registrant has $42,433,000 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.